UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 5, 2011

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2011, Harvest Natural Resources, Inc. (the "Company") and G. Michael Morgan entered into a separation and release agreement (the "Separation Agreement") relating to the termination of Mr. Morgan’s employment as the Company’s Vice President, Business Development. The Separation Agreement is effective as of July 5, 2011 (the "Separation Date").

The Separation Agreement provides that the Company will make a one-time payment to Mr. Morgan of $631,600 on January 2, 2012, and will reimburse him for up to $20,000 for expenses for outplacement services incurred by him no later than December 31, 2013. Under the Separation Agreement, Mr. Morgan will be evaluated as part of the Company’s discretionary annual performance bonus program for 2011 and, at the Company’s sole discretion, he may receive a prorated amount of the annual performance bonus he could have received under the program. Mr. Morgan’s stock appreciation rights and options to purchase Company stock previously granted to him will vest as of the Separation Date and may be exercised on or prior to July 5, 2012, and the restrictions on shares of Company restricted stock previously granted to him will lapse as of the Separation Date. The restrictions on Mr. Morgan’s stock units previously awarded to him will lapse as of the Separation Date and the amount payable with respect to such units will be paid to him on July 15, 2011. Mr. Morgan has the right to terminate and revoke the Separation Agreement by giving the Company notice by July 12, 2011.

Also on July 5, 2011, the Company and Patrick R. Oenbring entered into a separation and release agreement (the "Separation Agreement") relating to the termination of Mr. Oenbring’s employment as the Company’s Vice President, Western Operations. The Separation Agreement is effective as of July 5, 2011 (the "Separation Date").

The Separation Agreement provides that the Company will make a one-time payment to Mr. Oenbring of $649,600 on January 2, 2012, and will reimburse him for up to $20,000 for expenses for outplacement services incurred by him no later than December 31, 2013. Under the Separation Agreement, Mr. Oenbring will be evaluated as part of the Company’s discretionary annual performance bonus program for 2011 and, at the Company’s sole discretion, he may receive a prorated amount of the annual performance bonus he could have received under the program. Mr. Oenbring’s stock appreciation rights and options to purchase Company stock previously granted to him will vest as of the Separation Date and may be exercised on or prior to July 5, 2012, and the restrictions on shares of Company restricted stock previously granted to him will lapse as of the Separation Date. The restrictions on Mr. Oenbring’s stock units previously awarded to him will lapse as of the Separation Date and the amount payable with respect to such units will be paid to him on July 15, 2011. Mr. Oenbring has the right to terminate and revoke the Separation Agreement by giving the Company notice by July 12, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

July 7, 2011	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President & General Counsel